Exhibit 10.15

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED (INDICATED BY:

[***]) FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIALS AND (II)

THE TYPE OF INFORMATION THAT THE REGISTRANT CUSTOMARILY AND

ACTUALLY TREATS AS PRIVATE OR CONFIDENTIAL.

CONFIDENTIAL

Amended and Restated Licence Agreement
Monash University Seaport Therapeutics, Inc.

Page i

7.7	Sales of Products	18
7.8	Timing of payments and interest	18
7.9	Royalty Reports	18
7.10	Currency and form of payment	18
7.11	Books of account	19
7.12	Inspection and audit of books	19

8. Intellectual Property Infringement		19

8.1	Notification	19
8.2	Actions and assistance	20
8.3	Indemnity	21

9. Confidentiality		21

10.	Publications and publicity	22
10.1	Proposed publications	22
10.2	Thesis publication	22
10.3	Use of name of the other party	22
10.4	No endorsement	22
10.5	Patent Listings	23

11. Indemnity and Insurance		23

11.1	Indemnity	23
11.2	Release	24
11.3	Continuing Indemnity	24
11.4	Insurance	24

12. Termination		24

12.1	Termination for Due Cause or Otherwise	24
12.2	Discontinuing the Activities	25
12.3	Consequences of Termination	25
12.4	Rights prior to Termination	25

13. Force Majeure		26

13.1	Effect of Force Majeure	26
13.2	Remedial action	26

14. Dispute Resolution		26

14.1	Good faith negotiation	26
14.2	Disputes generally	26
14.3	Mediation	27

15. Notices		27

15.1	Method	27
15.2	Address for service	27

Page ii

16. General		28
16.1	Amendment	28
16.2	Assignment	28
16.3	Governing law	28
16.4	Costs	28
16.5	Further assurance	28
16.6	Waiver of rights	28
16.7	Original Agreement; Entire Agreement	29
16.8	Consents	29
16.9	Relationship	29
16.10	Counterparts	29
16.11	Attorneys	29

Schedule 1	— Project Details
Schedule 2	— Application of Definitions and Calculations
Schedule 3	— Development Plan
Schedule 4	— Patents

Page iii

This Amended and Restated License Agreement, effective as of 3 March 2025 (the “Restatement Date”), is by and between the parties identified below (each a “Party” and collectively, the “Parties”), pursuant to which the Parties agree to amend and restate the Original Agreement (as defined below) in its entirety.

Parties

1.	Monash University ABN 12 377 614 012, a body politic and corporate constituted in accordance with the Monash University Act 2009 of Wellington Road, Clayton, Victoria, Australia 3800 (“Monash”)

2.	Seaport Therapeutics, Inc., a Delaware corporation with an address at 101 Seaport Blvd., Floor 12, Boston, MA 02210 (“Licensee”)

Recitals

A.	Monash is the owner of the Licensed Patents, Licensed Information, and Background Technology.

B.

Monash and PureTech Health LLC (“PureTech”) entered into a Licence Agreement, dated August 1, 2017 (the “Commencement Date”), which was amended pursuant to Amendment No. 1 dated July 31, 2018, Amendment No. 2 dated April 8, 2019, Amendment No. 3 dated August 1, 2020, Amendment No. 4 signed in 2021, and Amendment No. 5 dated July 20, 2022 (collectively, the “Original Agreement”).

C.

Pursuant to the Asset Transfer Agreement between PureTech and Licensee dated April 8, 2024, PureTech assigned all its rights under the Original Agreement to Licensee and Licensee assumed all of PureTech’s obligations under the Original Agreement. Monash consented to such assignment through a consent document executed by Monash on March 28, 2024.

D.	The Parties enter into this Agreement to amend and restate the Original Agreement in its entirety on and with effect from the Restatement Date.

Operative Clauses

1.	Definitions and Interpretation

1.1	Definitions

In this Agreement, unless the context otherwise requires;

Activities means the activities set out in Clause 3.1;

Affiliate means any entity that, directly or indirectly, controls, is controlled by or is under common control with a party for so long as such control exists, where “control” for purposes of this Agreement means the decision making authority as to such entity including in relation to financial and operational policies and, further, where such control shall be presumed to exist where an entity owns more than 50% of the equity entitled to vote regarding composition of the board of directors or other body entitled to direct the affairs of the entity;

Agreement means this agreement and includes all schedules, annexures and attachments to this agreement;

Applicable Laws means all laws, regulations, statutes, by-laws, codes of conduct and industry standards applicable to the development, manufacture and/or sale of the Products;

Background Technology means all drawings, specifications, processes, techniques, samples, specimens, prototypes, designs, research and development results, test results, and other technical and scientific information which have been produced, developed, acquired, licensed or are otherwise held by Monash at the Commencement Date (subject to any prior licences to third parties the scope of which licences have been disclosed by Monash to Licensee);

Books of Account with respect to Net Income and Net Sales means all usual books and records and which are required to fully record and explain all transactions and terms comprising Net Income and Net Sales;

Business Day means a day that is not a Saturday, Sunday or public holiday in Melbourne;

Calendar Year means each year or part year after the Commencement Date ending 31 December;

Commencement Date has the meaning set forth in the recitals;

Commercialise means:

(a)	to research, develop, manufacture, have manufactured and use;

(b)	to sell, offer for sale, have sold, import, export and otherwise exploit or dispose of; or

(c)	to license any third party to do any of the things referred to in (a) or (b) above; and Commercialisation shall be construed accordingly.

Confidential Information means any confidential information, in any form or media relating to or representing the Background Technology and any Intellectual Property therein, or other confidential information of either party, other than information which:

(a)	was in the public domain at the time of its disclosure or subsequently comes into the public domain otherwise than through breach by the receiving party;

(b)	came into the knowledge of the receiving party by lawful means from a third party and without breach of any obligation of confidentiality by any third party; or

(c)	was in fact known to the receiving party, without breach of any obligation of confidentiality by any third party, prior to its disclosure to the receiving party;

Field means [***];

Field Exception means [***];

First Commercial Sale shall mean, with respect to each Product, the first commercial sale in any country (or the relevant country, as appropriate) by Licensee or any of its Affiliates or Sublicensees;

Force Majeure means any cause which is not reasonably within the control of the Party affected, including without limitation an act of God, strike, lockout or other similar interference with work, war (declared or undeclared), blockade, lightning, fire, earthquake, storm, flood, explosion, governmental or quasi governmental restraint, expropriation, prohibition, intervention, direction or embargo unless consistent with Applicable Laws, unavailability or delay in availability of materials, equipment or transport, inability or delay in obtaining governmental or quasi governmental approvals, consents, permits, licenses, authorities or allocations;

Improvement means an improvement, enhancement, development, modification or adaptation of the subject matter claimed in the Licensed Patents but for the avoidance of doubt does not include any Monash Adaptation;

Intellectual Property or IP includes all patent, copyright and intellectual property rights of whatever nature, including without limitation all rights in relation to know-how, inventions, plant varieties, registered and unregistered trade marks (including service marks), registered designs and circuit layouts, and all other rights resulting from intellectual activity in the industrial, scientific, literary or artistic fields;

Licensed Information means any unpatented and non-public (subject to the paragraph below) IP, including proprietary know-how, trade secrets, data, or other confidential information, arising from or pertaining to the Licensed Patents, Improvements, or Project IP, produced, invented, or developed by Monash, that:

(i)	is disclosed by Monash to the Licensee

(a)	prior to the Restatement Date or

(b)	if on or after the Restatement Date, is described in writing, or if orally disclosed then followed up in writing within [***] of disclosure; and

(ii)

is used or utilized by the Licensee, its Affiliates or Sub-licensees to make, use, sell, offer to sell, or import the Licensed Product, including optimizing or improving the development, manufacture, or commercialisation of the Licensed Product; and

(iii)	is not confidential information of, or otherwise under any obligation to, a third party.

For the avoidance of doubt “Licensed Information” does not include any publicly available information itself, but may include non-public information relating to its practical use, application, or embodiment as disclosed by Monash to the Licensee.

Licensed Patents means the patents and applications set out in Schedule 4, and: any patents or patent applications that claim Project IP;

(a)

any patents or patent applications claiming priority from any of the patent applications referred to in Schedule 4 or paragraph (a), including all extensions, continuations, continuations-in-part, divisionals, patents of addition, reissues and any corresponding foreign patent applications, including International PCT Applications;

(b)

the inventions disclosed and claimed in any of the patents or patent applications referred to in Schedule 4 or paragraphs (a) or (b), and any separately filed patent or patent application claiming an invention described in any of the patents or patent applications referred to in Schedule 4 or paragraphs (a) or (b); and

(c)	any equivalent foreign rights issuing, granted or registered on any of the patents or patent applications referred to in Schedule 4 or paragraphs (a), (b) or (c).

Loss means, in relation to any person, a damage, loss, cost, expense or liability incurred by the person or a claim, action proceeding or demand made against the person, however arising and whether present or future, fixed or unascertained, actual or contingent;

Monash Adaptation means any invention generated by Monash other than during the course of the Research Project which [***];

MTA means the Material Transfer Agreement between the Parties dated 15 August 2016;

Net Income means [***]

Net Sales means [***]

Parties mean the parties to this Agreement and their respective successors and permitted assigns, and “Party” means any one of them;

Personnel in respect of a Party means the officers, employees, agents or contractors of the Party;

Phase 1 Trial means a clinical study of a Product, the purpose of which is to study the safety and pharmacology of an investigational product when administered to humans, and where the Parties have no knowledge of any evidence that the product has effects likely to be safe or beneficial to the subjects of the clinical trial;

Phase 2 Trial means a clinical study of a Product, which provides for the initial trial of a Product on a limited number of patients for the purpose of determining dose and/or evaluating safety and preliminary efficacy in the proposed therapeutic indication;

Phase 3 Trial means a controlled pivotal clinical study of a Product that aims to establish the therapeutic benefit of the Product in a larger patient sample and to further demonstrate the product’s safety in patients with the target disease;

Product or Licensed Product means any and all products (i) which are within a Valid Claim, irrespective of whether a patent is held in the jurisdiction in which the Product is sold or (ii) which require the use or practice of any Licensed Information.

Project Details means the details set out in new research agreements between the parties to be agreed from time to time identifying the subject matter and details of a Research Project (comprising as a minimum the matters set out in the Schedule) which will implement the conditions of this Agreement;

Project IP means Improvements and new Intellectual Property, including research and development results, test results and data, in each case arising during the course of research and development by Monash solely or jointly with Licensee in respect of the Licensed Patents or Licensed Information under the MTA or a Research Project or otherwise pursuant to any research or other agreement entered into between the Parties;

Reasonable Commercial Endeavours means [***]

Research Funding means the amount to be paid by Licensee to progress the Research Project or otherwise relating to Commercialisation of Products as set out in Clause 7.1, but excluding Royalties or Net Income;

Research Project means a project of research and development work agreed to by the Parties from time to time as shall be more specifically set out in the Project Details, to be conducted by the Parties in accordance with the agreed objectives, subject to any variation or modification agreed by the Parties in writing;

Royalty means the royalty payments set out in Clause 7.3(b);

Royalty Period has the meaning set out in clause 7.3(b);

Sub-licensee or Sublicensee means a Third Party or Affiliate to which Licensee grants a sub-licence of its rights under Clause 5.1.

Term has the meaning set out in Clause 2.

Valid Claim means:

(i)	a claim in an issued and unexpired Licensed Patent where the Licensed Patent has not been:

a.

held permanently revoked, unenforceable, unpatentable or invalid by a decision of a patent office, court or governmental body of competent jurisdiction in a final order, from which no further appeal can be or has been taken; or

b.	disclaimed, admitted to be invalid or unenforceable, or rendered unenforceable through disclaimer, reissue or otherwise; or

c.	abandoned, dedicated to the public or finally rejected by a governmental authority from which no appeal can be taken; or

(ii)

a pending claim in a patent application, where neither the pending claim (provided that for this purpose a claim shall not be considered pending for more than [***] from its filing date) nor the Licensed Patent has been cancelled, withdrawn, abandoned, or finally rejected by a governmental authority from which no appeal can be or has been taken.

1.2	Interpretation

In this Agreement, unless the context otherwise requires:

(a)	a reference to:

(1)	legislation (including subordinate legislation) is to that legislation as amended, re-enacted or replaced, and includes any subordinate legislation issued under it;

(2)	a document or agreement, or a provision of a document or agreement, is to that document, agreement or provision as amended, supplemented, replaced or novated;

(3)	a party to this Agreement or to any other document or agreement includes a permitted substitute or a permitted assign of that party;

(4)	a person includes any type of entity or body of persons, whether or not it is incorporated or has a separate legal identity, and any executor, administrator or successor in law of the person; and

(5)	anything (including a right, obligation or concept) includes each part of it;

(b)	the singular includes the plural and vice versa;

(c)	a reference to an individual or person includes a corporation, partnership, joint venture, association, authority, trust, state or government and vice versa;

(d)	a reference to any gender includes all genders;

(e)	a reference to a recital, clause, schedule, annexure or exhibit is to a recital, clause, schedule, annexure or exhibit of or to this Agreement;

(f)	a recital, schedule, annexure or a description of the Parties forms part of this Agreement;

(g)	where an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning;

(h)	if an example is given to anything (including a right, obligation or concept), such as by saying it includes something else, the example does not limit the scope of that thing;

(i)	a reference to dollars or $ is to United States currency; and

(j)

definitions used in this Agreement (including but not limited to Licensed Patents, Licensed Information, Products and Royalties in Clause 7) are intended to be read in a manner consistent with the scenarios and outcomes set out in Schedule 2, which form part of this Agreement and have equal force for the purpose of interpreting and understanding the application of the principles and definitions referred to above.

1.3	Headings

In this Agreement, headings are for convenience only, and do not affect interpretation.

1.4	Business Days

If the day on or by which a Party must do something under this Agreement is not a Business Day the Party must do it on or by the next Business Day;

2.	Term

The “Term” of this Agreement will commence and be deemed to have commenced operation on the Commencement Date and shall continue until seven (7) years after the last to expire Valid Claim unless this Agreement is earlier terminated in accordance with its terms.

3.	Commercialisation

3.1	Reasonable Commercial Endeavours

Licensee must use Reasonable Commercial Endeavours to undertake the following activities (“Activities”), which efforts may be met by the actions of Sublicensees:

(a)

to develop at least one (1) Product in accordance with a development plan (the “Development Plan”); the Development Plan as of the Restatement Date is attached hereto as Schedule 3, and the Development Plan may be updated from time to time by written notice from Licensee to Monash;

(b)	to seek regulatory approval for the manufacture, marketing and sale of at least one (1) Product; and

(c)	after receipt of regulatory approval of a Product in the USA or any country in Europe, to promote and develop the sale of at least one (1) Product in such country.

3.2	Failure to Use Reasonable Commercial Endeavours

(a)

If Monash reasonably believes that Licensee has failed to use Reasonable Commercial Endeavours to diligently and expeditiously undertake the Activities, Monash must provide written notice to Licensee identifying its concern(s).

(b)

Upon receipt of any such notice, Licensee must provide evidence of its commercial diligence to Monash in the form of a report (the “Activity Report”) which shall be provided within [***] of a request by Monash.

(c)	The Parties shall, within [***] of receipt of the Activity Report, discuss the contents of the report and what action may be taken by Licensee, if any (the “Activity Report Discussion”).

(d)

If the situation is reasonably capable of remedy within a [***] period, Licensee shall prepare within [***] of the Activity Report Discussion, an action plan detailing action it will take to pursue Commercialisation of the Licensed Patents and Project IP (the “Action Plan”).

(e)

The Parties shall meet [***] to negotiate the terms of the Action Plan. If the Parties cannot agree on an Action Plan then an independent expert may be appointed with agreement of both parties and with both parties [***] to facilitate further discussion among the Parties with the goal of creating a mutually agreeable Action Plan.

(f)

If the parties cannot agree on an Action Plan, or Licensee does not, once an Action Plan is in place, use Reasonable Commercial Endeavours to comply with the terms of the Action Plan, Monash shall be entitled to terminate this Agreement in accordance with Clause 12.1.

3.3	Applicable Laws

(a)

Licensee must ensure that all research and development activities undertaken by Licensee, its sub-contractors or Sub-licensees in respect of the Licensed Patents, Licensed Information, or Products are conducted in accordance with all Applicable Laws.

(b)	Licensee must ensure that the Products are made and sold by Licensee or its Sublicensees in accordance with all Applicable Laws.

(c)

Monash must use reasonable endeavours to ensure that all research and development activities undertaken by Monash, its sub-contractors or its Sublicensees in respect of the Licensed Patents, Licensed Information, or Products are conducted in accordance with all Applicable Laws.

3.4	Reporting of Activities

Within [***] following the end of each Calendar Year, Licensee will submit to Monash a written report summarizing [***].

4.	Monash’s Rights and Obligations

4.1	Technical assistance

To the extent reasonably possible, Monash will give or cause to be given to Licensee such reasonable technical assistance and advice based on Monash’s know-how relating to the Licensed Patents, Project IP, Background Technology and Licensed Information, as, in the reasonable opinion of Monash, may be necessary for Licensee to perform its obligations under this Agreement, which assistance and advice shall be free of charge during the pendency of the Research Projects, and provided that upon the expiry or termination of the Research Projects, Licensee shall pay Monash for such advice and assistance, based on [***] as applicable from time to time.

4.2	Limitation of liability

(a)

Monash’s liability in relation to any Loss suffered or incurred by Licensee relating to any technical assistance provided, or research carried out under the MTA or a Research Project or otherwise, by Monash shall be limited, to the maximum extent permitted by law, [***].

(b)	Monash shall not be liable for any [***].

5.	Licence

5.1	Licence granted to Licensee

(a)

Monash hereby grants to Licensee a worldwide exclusive (even as to Monash, other than pursuant to Clause 5.5) licence (including a right to sub-license), under Monash’ rights in the Licensed Patents, Licensed Information, and the Project IP, to (a) perform the Activities in the Field and (ii) otherwise Commercialise Products in the Field.

(b)

Monash also grants to Licensee a worldwide non-exclusive licence (including a right to sub-license) to use any Background Technology or Monash Adaptation strictly to the extent necessary to exercise the licence in Clause 5.1(a).

(c)

Monash grants to Licensee a first right and exclusive option (“Option”) to secure an exclusive licence to the Monash Adaptations (including a right to sub-license) on reasonable commercial terms to be agreed between the parties. This Option may be exercised by Licensee in writing at any time for a period of [***] from the date of disclosure of the Monash Adaptation to Licensee (“Option Period”). If Licensee elects to exercise the Option during the Option Period, it shall do so by sending Monash a written notification of such election. Upon Licensee’s exercise of the Option, the parties shall enter into a licence agreement on terms to be agreed, provided that if Licensee does not exercise, or declines its right to, the Option during the Option Period, or if the Parties are unable to reach agreement on the terms of the licence agreement within [***] of the exercise of the Option, Licensee will have no rights to the Monash Adaptations.

5.2	Right to sub-license

Licensee shall be free to grant sub-licences of the Licensed Patents, Licensed Information, and Project IP during the Term to any party provided that:

(a)

the execution of a sublicense or a subcontract shall not in any way diminish, reduce or eliminate any of Licensee’s Obligations under this Agreement, and Licensee shall remain primarily liable for such obligations;

(b)

Licensee shall provide a copy of the sublicence agreement to Monash, which may be redacted to protect sensitive information (other than information which Monash has a reasonable need to know to enforce its rights under this Agreement) and which shall be considered Confidential Information of Licensee; and

(c)

Licensee shall only grant a sublicence to any Affiliate or third party which undertakes to perform those obligations of this Agreement relevant to such sublicence in accordance with the terms of this Agreement.

5.3	Prosecution and Maintenance of the Licensed Patents

(a)

Licensee will, at its option, have the first right to file for, obtain, prosecute and maintain the Licensed Patents including patent filing, patent application prosecution and any other patent application costs as well as ongoing maintenance fees (“Prosecution and Maintenance”). Licensee will provide Monash with a copy of any material filings or other material correspondence with a patent office at least [***] in advance of filing and shall give [***] to all reasonable comments and requests made by Monash with respect to the Prosecution and Maintenance of the Licensed Patents. If Licensee decides not to file or to discontinue Prosecution and Maintenance of any Licensed Patent in any country, Licensee will give Monash not less than [***] written notice thereof, and thereafter, Monash will have the sole right to Prosecution and Maintenance of such Licensed Patent in such country, and for the avoidance of doubt, such patent shall remain included in the definition of the Licensed Patents.

(b)

From the Commencement Date, Licensee will pay all costs incurred for Prosecution and Maintenance of the Licensed Patents and any Project IP and shall, within [***] of the Commencement Date, reimburse Monash for all expenses incurred in the filing of national phase patent applications for the Licensed Patents prior to the Commencement Date, including allowances for reasonable fees attributed to work performed by Monash’s internal patent attorneys.

(c)

Each Party will, at the responsible Party’s request but at Licensee’s cost, execute all documents and do all things reasonably necessary to assist the responsible Party in the Prosecution and Maintenance and enforcement of the Licensed Patents, provided the requesting Party shall give the other Party no less than [***] prior notice.

5.4	Entitlement to license Licensed Patents, Licensed Information, and Background Technology

Monash warrants and represents to Licensee that:

(a)

to the best of its actual knowledge or belief (as determined by reference to such Monash employees, contractors and agents engaged in administering this Agreement, the MTA or the Research Project), without the need to make additional enquiries, conduct searches or seek legal or patent opinion, it is free and entitled to grant the licences in the Field specified in this Clause 5 including, without limitation all necessary consents and assignments from the inventors of the Licensed Patents; and

(b)

it will not assign, encumber or otherwise deal with (except as permitted by clause 5.5) Licensed Patents, Licensed Information, Project IP and its Background Technology within the Field, except with the prior written approval of the Licensee [***].

5.5	Licence granted to Monash

Licensee agrees that the rights granted to it in this Agreement are subject to Monash’s right (on a non-exclusive, perpetual, royalty-free basis) to practise the Licensed Patents, Licensed Information, and Project IP solely for academic, teaching and non-commercial research uses, which license shall include the right to sub-license for non-commercial collaborative research to other academic institutions or non-commercial research entities.

6.	Research Projects

6.1	Ownership of Project IP

Despite anything to the contrary in the MTA, all Project IP shall vest jointly in both Parties as tenants in common in equal shares. Monash may with Licensee’s prior written consent collaborate with third parties with respect to a Research Project on terms that any Improvements that result from the collaboration will be deemed Project IP.

6.2	Project IP subject to Licence

Notwithstanding anything to the contrary in this Agreement, the Project IP will be deemed to be part of Licensed Patents and Licensed Information for all purposes in this Agreement and is exclusively licensed to Licensee pursuant to Clause 5.1(a).

6.3	Parties to collaborate in the Research Project

The Parties will collaborate in conducting the research in relation to the Research Project for [***] of the Research Project. Monash agrees to provide advance notice to Licensee of any research projects at Monash that are relevant or adjacent to the Licensed Patents, Licensed Information or the Project IP, where the Project Leader specified in the Schedule has actual knowledge of such research projects, in order to provide Licensee with the option to provide funding for such research projects so that any such project would be included as a Research Project, under this Agreement if mutually agreed.

6.4	Research Results

Each Party hereby agrees that all results under any Research Project shall be Project IP and shall be disclosed to the other Party promptly through the management process set out in Clause 6.8. Licensee reserves the right to decide the scope of further research and development activities [***] following review of the results and report from the Research Project, provided that [***].

6.5	Resources and personnel

Each Party will provide all necessary resources and personnel, to allow the research to be conducted [***], in accordance with the Research Project. Supervising personnel will be those indicated in the Project Details and/or such other persons as nominated by each Party and approved from time to time by the other Party [***].

6.6	Research premises

Monash will allow Licensee full access to its premises for the purpose of inspecting the progress of the research, reviewing the resources being applied and generally ensuring compliance with the requirements of the Research Project, upon [***] notice and subject to [***] security requirements during usual business hours. Such persons may make tests and analyses of equipment and apparatus utilised in the research and examine any books and records maintained in relation to the performance of the research.

6.7	Conduct of Research Project

Each Party must:

(a)

use all reasonable endeavours to conduct the Research Project in accordance with this Agreement and the Project Details set out in the Schedule, provided however that Licensee acknowledges that research work is by its nature uncertain and Monash makes no representations and gives no warranties as to the standards, accuracy or outcomes of the Research Project or its ability to produce commercially useful results in a timely manner or at all;

(b)

use all reasonable endeavours to conduct the research in an efficient, professional and businesslike manner, including instructing any scientists or investigators to maintain contemporaneous, complete and accurate written records of Research Project activities; and

(c)	ensure that the research is conducted in compliance with all relevant statutory and other requirements.

6.8	Project Management

Each Party must cooperate with the other Party and any other collaborating research organisations in relation to fulfilment of the Research Project. The management process involves two-way communication between the Parties through the committee or other process identified in the Project Details. Each Party’s supervising personnel will participate in meetings of any applicable committee, as required.

6.9	Project Committee

Unless otherwise specified in the Project Details, the project committee in relation to the Research Project shall be comprised of [***] Monash and Licensee representatives and, by agreement, other third parties as may be relevant. The project committee may meet, adjourn and otherwise regulate its meetings as it [***] thinks fit, including without limitation, convening and conferring by telephone or other means of audiovisual communications and permitting members to appoint alternatives.

The project committee will finalise the Project Details for the initial Research Project prior to the Commencement Date.

6.10	Modification of Research Project

If on the recommendation of the project committee, it appears that the research in relation to a Research Project in whole or part is not achieving its objectives or those objectives are not commercially viable, the Parties shall meet to discuss the Research Project, including whether any variation or modification of the Research Project is required.

6.11	Records and Accounts; Information Reporting

Each Party must keep complete records and accounts in respect of the research carried out by that Party. The records and accounts must be sufficient to enable a complete understanding of all Project IP and contributions and expenditure made by the Party and all steps taken in the research. No later than [***] after either Party receives written notice of the making, creation, conception or reduction to practice of any Project IP, such Party shall provide disclosure of the same to the other Party. Such disclosure shall contain sufficient detail to enable the Parties to determine whether or not the Project IP contains patentable subject matter. Monash will provide to Licensee [***] written reports summarizing the Research Project activity not previously reported, which reports shall include [***]. In addition, Monash will provide Licensee with a final report of the activities performed and results and data obtained within [***] following the completion of the Research Project.

7.	Payments

7.1	Research Funding

Licensee shall pay Monash for performance of the Research Project as mutually agreed between the Parties and set forth in the applicable Project Details. The Research Funding must be paid [***] unless otherwise agreed.

7.2	Maintenance Fee

During the Term and commencing on the third anniversary of the Commencement Date, Licensee must pay the Maintenance Fee to Monash on [***]. The Maintenance Fee shall be [***] on the [***]anniversary of the Commencement Date, and [***] on the [***]anniversary of the Commencement Date but shall not be payable after the First Commercial Sale of a Product. This fee is non-refundable and will be credited against payments due under Clause 7.3 and Clause 7.4.

7.3	Ongoing Net Income Sharing and Royalty Payments

If during the Term, on a country-by-country and Product-by-Product basis, Licensee receives any Net Income or Net Sales, then it shall pay to Monash a proportion of its Net Income, or Net Sales of such Product as follows:

(a)	Net Income Sharing

(1)

Until such time as the first dosing of the first patient in the first Phase 1 Trial of any Product (the “First Phase 1 Trial”), the percentage of Net Income payable to Monash, for all sub-licences, shall be

[***]

In each case, the percentage of Net Income payable to Monash pursuant to this Clause 7.3(a)(1) shall be referred to herein as the “Percent Net Income”.

(2)

Effect of other third party licence payments stacking on Net Income: In the event Net Income is attributable (at least in part) to the sublicensing of the rights of one or more third parties (in addition to the Licensed Patents and Licensed Information) to whom Licensee also has an obligation to pay a percent of such Net Income (on the basis that the bundling of rights is intended by Licensee to provide material benefit or advantage in the development and commercialisation of the bundled intellectual property), then the Net Income payable to Monash in that instance (other than any up-front, milestone, success, bonus, maintenance, periodic (including [***]) and minimum royalty payments due under any sub-licence agreement which are solely attributable to the Licensed Patents, Licensed Information, or Project IP and for which no payments are owed to any other licensor) shall be adjusted (“Adjusted Net Income”) by the ratio calculation methodology in accordance with the following paragraphs.

Prior to determining such Adjusted Net Income, Licensee shall inform Monash of such allocation, and Monash shall have the right to have a third party expert, [***], audit such allocation to determine whether such allocation is reasonable, which audit shall be conducted at the [***] of Monash and shall otherwise be conducted in accordance with the procedures set forth for financial audits set forth in Clause 7.11. In addition, the Percent Net Income stated above shall be reduced by [***] if the Product is not covered by a Valid Claim.

Notwithstanding the foregoing, the Adjusted Net Income shall not be reduced below [***] of the Net Income otherwise payable to Monash in the case of one additional third party (whereupon this shall in no case be less than [***] of Net Income), or in the case of more than one third party, shall not be reduced below [***] of the Net Income otherwise payable to Monash (whereupon this shall in no case be reduced to less than [***] of Net Income).

(b)

Royalty obligations shall commence from the First Commercial Sale of a Licensed Product and continue, on a Product-by-Product and country-by-country basis, during the Term, for a period of up to [***] from the First Commercial Sale of such Product in such country. Royalties on Net Sales of Product effected during the foregoing period of the Term (the “Royalty Period”) shall be as follows:

Aggregate Net Sales of all Products during any Calendar Year	Royalty Rate
Portion of Net Sales less than US [***]	[***]
Portion of Net Sales equal to or greater than [***] up to [***]	[***]
Portion of Net Sales equal to or greater than [***] up to [***]	[***]
Portion of Net Sales equal to or greater than [***] up to [***]	[***]
Portion of Net Sales equal to or greater than [***]	[***]

(1)

If and for so long as no Valid Claim of a Licensed Patent covers a Product in a country in which Net Sales were generated, the Royalty rate in such country shall be reduced by an amount equal to [***] of the proportion otherwise payable in accordance with the table above for the remainder of the Royalty Period.

(2)

If and for so long as the Commercialisation of a Product (but not any other component(s) within a Combination Product) reasonably requires Licensee to license one or more patents from a third party, then the Royalty rate payable on Net Sales of such Product may be reduced by an amount up to [***] of the royalty or other ongoing licence fee payable to such third party. For the avoidance of doubt, this reduction shall not apply to reduce the Royalty rate applicable to a Combination Product to the extent that the relevant Licensed Patents are required for the Commercialisation of the other component(s) comprised in any Combination Product.

(3)

If and for so long as the Royalty payable by Licensee to Monash on Net Sales by a Sub-licensee exceeds [***] of the royalty paid by the Sub-licensee to Licensee, the Royalty payable by Licensee to Monash shall be reduced to [***] of the royalty payable to Licensee from its Sublicensees.

In the case of Royalty rate reductions as provided for in (1)., (2)., or (3)., above, such Royalty rate reduction shall be capped and the minimum Royalty rate shall in no circumstances be lower than [***] of Net Sales payable to Monash for such Product.

7.4	Milestone Payments

On achievement of the following development milestones by the first three Licensed Products, Licensee shall pay to Monash the following milestone payments on each of the following occurrences in relation to each such Licensed Product:

Development Milestones

[***]	$	US50,000
[***]	$	US175,000
[***]		[***]
[***]		[***]

Commercial Milestones

[***]	[***]
[***]	[***]
[***]	[***]

For the avoidance of doubt, if Licensee develops more than one Product, then Licensee shall pay an amount equal to [***] of each of the above Development Milestones for each additional Product that requires a separate regulatory approval, up to a maximum of three (3) Products.

7.5	Licensee Paid-Up Licence

Upon the expiration of Licensee’s obligation under Clause 7.3 to pay Royalties during the Term on Net Sales in a particular country, Licensee shall have a fully paid-up, nonexclusive licence in that country, with the right to sublicense, to research, develop, make, have made, use, sell, offer for sale, have sold, import, export or otherwise exploit, or transfer physical possession of or title in such Licensed Product for any use in that country.

7.6	Deduction of Taxes

All payments of royalties, milestones and licence fees under Clause 7, shall be made without deduction of income tax or other taxes charges or duties that may be imposed, except insofar as the Licensee is required to deduct the same to comply with applicable laws. The Parties shall cooperate and take all steps reasonably and lawfully available to them, [***] of Licensee, to avoid deducting such taxes and to obtain double taxation relief. If the Licensee is required to make any such deduction it shall provide Monash with such certificates or other documents as it can reasonably obtain to enable Monash to obtain appropriate relief from double taxation of the payment in question.

7.7	Sales of Products

(a)

No payments under Clause 7.3 shall be due and payable upon the sale or other transfer of Product among Licensee and its Sub-licensees, but in such cases the payment shall be due and payable and calculated upon Licensee’s or its Sub- licensee’s sale of such Product to the first entity which is not Licensee or a Sublicensee.

(b)

Licensee must ensure that sales of Products by Licensee and its Sub-licensees to third parties (excluding such limited quantities of promotional samples as are reasonable and customary in the markets in which such Product sales are to occur) are on an arm’s length basis and if in doubt Licensee will provide notification to Monash in advance.

7.8	Timing of payments and interest

(a)

Licensee shall pay to Monash any monies due under Clause 7 on a [***]basis, within [***] after the end of each [***]. With respect to Net Income and Net Sales generated during the Term but received after the end of the Term, Licensee shall pay Monash the applicable monies due under Clause 7 within [***] of receipt.

(b)	Licensee must pay interest on any money that it owes in relation to this agreement but fails to pay on time. Such interest accrues [***]. The rate of interest shall be [***].

7.9	Royalty Reports

Within [***] of the end of each Calendar Year, Licensee will make written reports setting out:

(a)	the Net Income and Net Sales revenue earned from all Products during that Financial Year;

(b)	the basis for calculation of Royalties;

(c)	the Royalty payable for that Calendar Year; and

(d)	sales projections for the following Calendar Year.

7.10	Currency and form of payment

All payments to be made by Licensee to Monash under this agreement shall be made in United States dollars or such other currency as agreed by the Parties from time to time and be paid via wire transfer or such other method as is specified by Monash from time to time in immediately available funds to a bank account in Australia in Monash’s name designated in writing by Monash from time to time.

7.11	Books of account

Licensee must keep proper and accurate books of account and records which must contain all information and financial statements as to the production, manufacture and supply of the Products and the receipts and expenses in respect of those Products, so as to enable a correct computation to be made of the Royalty payable in respect of the Products.

7.12	Inspection and audit of books

(a)

Licensee must, upon reasonable notice and subject to reasonable security requirement during usual business hours, permit an internationally recognised, independent, certified or chartered public accounting firm appointed by Monash (the “Auditor”) to access all records kept by Licensee in relation to the manufacture and supply of the Products to the extent relevant to calculation of the Royalty payable by Licensee in respect of any Calendar Year and to inspect and take copies of such records. Any such inspection will be at Monash’s [***] (except as set forth in Clause 7.12(b) below) and will be limited to [***]. The Auditor must sign Licensee’s reasonable form confidentiality agreement prior to any such access and all books and records reviewed will be deemed Licensee’s Confidential Information. The Auditor will be permitted to provide Monash with only a report of the results of its findings, and will provide a copy of any such report to Licensee. The Auditor’s report will be deemed Licensee’s Confidential Information.

(b)

If any inspection or audit made pursuant to Clause 7.12(a) reveals that any amount paid by Licensee to Monash is less than the amount required by this Agreement, Licensee must [***] pay to Monash the shortfall. If any such shortfall in payment is in excess of [***] of the amount which had initially been paid by Licensee, Licensee must immediately reimburse Monash for [***] incurred in connection with the audit or inspection which disclosed that shortfall [***].

(c)	All payments made under Clause 7.12(b), are without prejudice to any other remedies that Monash may have under this Agreement or otherwise.

8.	Intellectual Property Infringement

8.1	Notification

(a)

Each party agrees to [***]notify the other in writing of any potential infringement of any of the Licensed Patents, or misuse or misappropriation of Licensed Information or Project IP by third parties which may come to its attention (“Third Party Infringement”).

(b)

If either party becomes aware of a patent or other third party IP right which may be infringed by the Commercialisation of the Licensed Patents, Project IP or Products (“Necessary Third Party IP”), or receives a notice or is the subject of any action filed against it alleging such infringement (“Infringement Claim”), that party will [***]notify the other party.

8.2	Actions and assistance

(a)

The Parties shall meet to discuss and consult with each other regarding the best way to respond to any Third Party Infringement, Necessary Third Party IP or Infringement Claim (collectively, “FTO Issues”), provided that if the Parties do not agree on a joint programme of action with respect to FTO Issues, including how the costs of such action are to be borne and how any damages or other sums received from such action are to be distributed, then [***].

(b)

Before commencing any legal action under Clause 8.2(a) or amending any patent claims or specifications that would have the effect of reducing or limiting the extent of the patent coverage of the Licensed Patents, [***].

(c)	If the alleged FTO Issue extends beyond the Field to include the Field Exemption, the Parties shall also [***] cooperate with Monash’s other licensees (if any) in relation to any such action.

(d)

If Licensee does not take any action under Clause 8.2(a) (which action may include, without limitation, sending a notice of infringement or entering settlement or licensing discussions) within [***] after the discussion contemplated in Clause 8.2(a), Monash may upon [***] prior written notice to Licensee take action in relation to such FTO Issues[***] and shall be entitled to keep any proceeds of any Third Party Infringement action.

(e)

Each Party will co-operate [***] with, and [***], the other party in respect of any action brought by or against the other party in relation to that potential infringement. Without limiting the foregoing, upon Licensee’s request [***] where Licensee is the responsible Party, Monash will join as a party plaintiff in any action regarding FTO Issues.

(f)

Licensee shall reimburse Monash for any [***]expenses incurred in assisting it in connection with FTO Issues and shall pay Monash Royalties, in accordance with Clause 7, on any damages received from such action as if the amount of such damages (after deduction of both Parties’ [***]expenses in such action) in relation to the action were Net Sales or Net Income as determined by the Licensee acting [***] having [***]regard to the relevant infringing conduct and basis on which the damages have been calculated.

8.3	Indemnity

Where one Party independently commences or defends litigation in accordance with this Clause 8, that Party:

(a)

must indemnify and keep indemnified the other Party from and against all loss, damage, costs, charges, expenses and other liabilities which may be suffered or incurred by the other Party arising out of any claim so asserted or action instituted by the Party which commences or defends litigation in accordance with this Clause 8; and

(b)	must bear [***] of the costs thereof including any damages or costs awarded against Monash and/or Licensee.

9.	Confidentiality

Subject to this Clause 9, no Party shall (without the written consent of the other party) disclose the terms of this Agreement or any Confidential Information of the other Party to any third party or use any Confidential Information of the other party except for the purpose for which it was disclosed, except for disclosures:

(a)	in the form of scientific publications expressly permitted under the MTA but nevertheless subject to Clause 10.1; or

(b)	required by law or government authorities;

(c)

to Sub-licensees, agents, contractors and employees or financial, insurance, or legal advisers and potential investors or lenders on a need to know basis and provided they agree to be bound by obligations of confidentiality; or

(d)	reasonably necessary in connection with:

(e)	filing or prosecuting patent applications;

(f)	prosecuting or defending litigation;

(g)	conduct of research studies or clinical trials; or

(h)	seeking regulatory approval of a Product;

(i)	negotiating and entering into a Sublicensee agreement, provided that such disclosure is subject to a written confidentiality agreement [***].

The Parties acknowledge and agree, following execution of this Agreement, they may decide to make a public announcement regarding entering into this Agreement (and if so, the terms of the public announcement shall be mutually agreed).

10.	Publications and publicity

10.1	Proposed publications

If Monash wishes to make any publication in respect of the Research Project, including thesis publications as described in Clause 10.2, it will, at least [***] prior to submitting the publication;

(a)	forward a copy of the proposed publication to Licensee; and

(b)	remove from the publication any Confidential Information of Licensee, at the request of Licensee; and

(c)

allow Licensee [***] to seek such legal protection of the Research Project results, Licensed Patents, Project IP and future improvements and/or any material contained in the proposed publication as it considers necessary.

10.2	Thesis publication

The Parties acknowledge that where a researcher who is actively involved in noncommercial research using the Licensed Patents and requires their results to be published, in whole or in part, as part of their examination for the award of a postgraduate research degree (Examination Work), which for the avoidance of doubt shall include a thesis, the results may be published subject to compliance with Clause 10.1 and on the following additional conditions:

(a)	the candidate owns copyright in the Examination Work and/or thesis; and

(b)	the Examination Work and/or thesis, other than papers published before examination, may be distributed to the candidate’s examiners, on a confidential basis if requested by Licensee; and

(c)

copies of the thesis, other than papers published before examination, will be maintained only in the “restricted” section of the library of the educational institution of which the candidate is a student for such period as is reasonable to obtain protection of any intellectual property and in accordance with the statutes and regulations of the educational institution.

10.3	Use of name of the other party

Neither Party may use the other Party’s name, logos, trade marks or indicia; or the name of any of its Personnel or Affiliates in any announcement, press release or other publicity material without, express, prior written consent of the other party (such not to be [***] where such announcement or release occurs in connection with publicity of this Agreement).

10.4	No endorsement

Neither Party may represent that another Party or any associated entity endorses its business or the Research Project, Licensed Patents, Licensed Information, Project IP or future improvements.

10.5	Patent Listings

Notwithstanding anything to the contrary set forth in this Agreement, Licensee shall have [***] to make all filings with regulatory authorities in the territory with respect to the Products and Licensed Patents covering Products, including as required or allowed (a) in the United States, in the FDA’s ‘Approved Drug Products with Therapeutic Equivalence Evaluations’ (or the so-called ‘Orange Book’) and (b) in the European Union, under the national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83 or other international equivalents. Monash shall cooperate with Licensee’s reasonable requests in connection with the foregoing, including executing any documents reasonably requested by Licensee [***].

11.	Indemnity and Insurance

11.1	Indemnity

Licensee indemnifies and agrees to keep fully indemnified on demand each of Monash, and its respective directors, officers, employees and students (collectively, the Indemnified) against:

(a)	any Loss which may be brought against the indemnified or any of them and whether at common law, in equity or pursuant to statute or otherwise to the extent arising out of:

(1)	any Commercialisation or use of the Licensed Patents by Licensee,

(2)	any manufacture, marketing, sale, distribution or use of Products by Licensee; and

(3)	any unlawful act or omission by Licensee (including, without limitation, any negligence or breach of contract or duty or failure to comply with any laws);

(collectively called “Licensee’s Obligations”); and

(b)	any breach of this agreement by Licensee,

excluding:

(c)

any costs, damages, expenses, claims, liabilities and losses to the extent arising as a result of any breach of this agreement, or any gross negligence or wilful act or omission by the Indemnified; and

(d)	any special, indirect or consequential loss or damage or loss of profits.

11.2	Release

Licensee hereby fully releases each indemnified from and against all Loss directly or indirectly relating to Licensee’s Obligations, except for claims described in Clause 10.1(c) of this Agreement.

11.3	Continuing Indemnity

The indemnity in Clause 11.1 is a continuing obligation despite any settlement of account or any other thing and survives termination of the Licence and the expiry or termination of this Agreement.

11.4	Insurance

Licensee must, at its [***] and before it commences human clinical development of Products, effect and maintain thereafter during the Term and for a period of no less than[***] thereafter in respect of all Products, [***] insurance against public liability and product liability and all other risks usually insured in accordance with industry custom and practice. Licensee must, on reasonable request by Monash, provide to Monash a copy of any insurance policy and the certificate of currency in respect of each such policy.

12.	Termination

12.1	Termination for Due Cause or Otherwise

Without limiting any other rights it may have, a Party may terminate this agreement by written notice to the other if the other Party:

(a)	fails to pay when due any sum payable under this Agreement and such default continues for a period of [***] after receipt of a written notice requiring payment;

(b)

is in material breach of any of its other obligations under this Agreement and, if that breach is capable of remedy, does not rectify that breach within [***] after receipt of a notice to remedy that breach or such other period of time agreed to by the parties;

(c)	is unable to pay its debts as they fall due, or makes a general assignment, scheme of arrangement or composition with or for the benefit of its creditors;

(d)

ceases to carry on business or disposes of the whole or a material part of its business other than as permitted under Clause 16.2 to reconstruct or amalgamate while solvent on terms acceptable by the other party (which acceptance will not be [***]);

(e)

takes any corporate action or any steps are taken or legal proceedings (provided that in circumstances in which such legal proceedings are involuntary, a party shall have [***] to obtain a dismissal of such a proceeding) are stated for:

(f)

its winding-up, dissolution, liquidation, or re-organisation, other than as permitted by Clause 16.2 to reconstruct or amalgamate while solvent on terms approved by the other party (which approval will not be [***]); or

(g)	the appointment of a controller, receiver, administrator, official manager, trustee or similar officer of it or of any of its revenues and assets; or

(h)	seeks protection or is granted protection from its creditors, under any applicable legislation;

12.2	Discontinuing the Activities

(a)	If at any time, Licensee, [***], determines that the Activities are no longer commercially viable, it may give Monash [***] notice to this effect.

(b)

Upon this notice being given, the Parties will meet and negotiate [***] the future Commercialisation and respective rights of each party. In the event that the Parties are unable to reach a continuing agreement within that [***] period, either party may [***]terminate this Agreement upon written notice to that effect to the other party.

(c)

Where the Agreement is terminated under this Clause 12.2, the licences granted under Clause 5.1 shall be deemed to terminate as at the date of termination of this Agreement, and any further licence fee payment which would otherwise have been payable but for the termination will no longer be payable.

(d)

Where the Agreement is terminated under this Clause 12.2, a final royalty report will be promptly prepared and sent to Monash. That report will include details of Net Income and Net Sales as at the date of termination including a calculation of any payments due to Monash. Licensee will remit any payment to Monash within [***] of sending that report.

12.3	Consequences of Termination

Subject to this Clause, upon termination of this Agreement, all further rights and obligations under this Agreement are at an end (except those that are expressly or by implication intended to survive termination). Clauses 5.5, 9, 10, and 11 shall survive the termination or expiration of this Agreement.

12.4	Rights prior to Termination

Any termination of this Agreement will not affect the enforceability of any other obligations of a Party or rights against a Party accrued prior to termination.

13.	Force Majeure

13.1	Effect of Force Majeure

Where a Party is unable, wholly or in part, by reason of Force Majeure, to carry out any obligation under this Agreement, and that party:

(a)	gives the other Party prompt notice of that Force Majeure including reasonable particulars and anticipated extent to which it will be unable to perform or be delayed in performing that obligation; and

(b)

does what it reasonably can to remove that Force Majeure as quickly as reasonably possible (this does not require the settlement of strikes, lockouts or other labour disputes or claims or demands by any government on terms contrary to the wishes of the Party affected), that obligation is suspended so far as it is affected by Force Majeure during the continuance of that Force Majeure and that party shall be allowed a [***] extension of time to perform its obligations.

13.2	Remedial action

If, after [***], the Force Majeure has not ceased, the Parties shall meet [***] to discuss the situation and endeavour to achieve a mutually satisfactory resolution to the problem.

14.	Dispute Resolution

14.1	[***] negotiation

The Parties shall without delay and in [***] attempt to resolve any dispute or difference which may arise between them in relation to this Agreement.

14.2	Disputes generally

Any dispute or difference relating to a matter shall be resolved in accordance with the following procedure:

(a)

the Party claiming that a dispute exists shall notify the other party in writing that a dispute exists and forthwith submit such dispute or difference to the senior representatives of each Party for resolution;

(b)

if the senior representatives are unable to resolve the dispute or difference within a reasonable time, a meeting shall be convened forthwith between an Officer of Licensee and a senior representative of Monash for resolution of the dispute or difference; and

(c)	if the dispute or difference is not resolved by the persons referred to in Clause 14.2(b) above, within such time as they agree but not being more than [***], Clause 14.3 (mediation) shall apply.

14.3	Mediation

If any dispute or difference is not resolved by negotiation in accordance with the above procedure, the Parties agree that it shall first be referred to mediation before either of them shall be entitled to commence any proceedings in a court of competent jurisdiction or otherwise in respect of such dispute or difference. However, this (and the procedure referred to under Clause 14.2) shall not preclude a Party from seeking urgent interlocutory relief in a court of competent jurisdiction.

15.	Notices

15.1	Method

A notice, consent or other communication under this Agreement is only effective if it is in writing and either left at the addressee’s address or sent to the addressee by mail or email. If it is sent by mail, it is taken to have been received [***] after it is posted. If it is sent by email, it is taken to have been received at the time indicated on confirmation of transmission. However, if transmission is completed after 5.00pm on a Business Day or is sent on a day that is not a Business Day, the message is taken to have been received at 9.00am on the next Business Day.

15.2	Address for service

A Party’s address and email address are those set out below, or as the Party notifies the sender from time to time:

Seaport Therapeutics, Inc.

Address  101 Seaport Blvd., Floor 12, Boston, MA 02210, USA

Attention:  [***]

with a copy by email: [***]

Monash

Address: Monash University, Wellington Road, Clayton, VIC 3800 Australia

Attention: [***], Monash Innovation

with copy by email: [***]

16.	General

16.1	Amendment

This Agreement may only be varied or replaced by a document duly executed by the Parties.

16.2	Assignment

A Party shall not dispose of or encumber any right under this Agreement without the prior written consent of the other party, provided, however, that either Party may assign this Agreement, without the consent of the other Party, (i) to any of its Affiliates, if the assigning Party guarantees the full performance of its Affiliates’ obligations hereunder, or (ii) in connection with the transfer or sale of all or substantially all of its assets or business or in the event of its merger or consolidation with another company, if the successor party agrees in writing to be bound by this Agreement. Monash may subcontract or collaborate with third parties in respect of any aspect of the research and development under this Agreement or the MTA with the prior written consent of Licensee (such consent not to be [***]).

16.3	Governing law

This Agreement is governed by the law in force in Victoria, Australia.

16.4	Costs

Unless otherwise agreed, each party shall bear [***] in relation to the preparation and execution of this Agreement.

16.5	Further assurance

Each party must do anything (including execute any document), and must ensure that its employees and agents do anything (including execute any document), that the other party may reasonably require to give full effect to this Agreement.

16.6	Waiver of rights

A right may only be waived in writing, signed by the Party giving the waiver, and:

(a)	no other conduct of a Party (including a failure to exercise, or delay in exercising, the right) operates as a waiver of the right or otherwise prevents the exercise of the right;

(b)	a waiver of a right on one or more occasions does not operate as a waiver of that right if it arises again; and

(c)	the exercise of a right does not prevent any further exercise of that right or of any other right.

16.7	Original Agreement; Entire Agreement

This Agreement, as amended and restated, constitutes the entire understanding among the Parties with respect to the subject matter hereof and supersedes and replaces the MTA and the Original Agreement and all prior and contemporaneous agreements, understandings, writings and discussions among the Parties with respect to issues addressed in this Agreement.

16.8	Consents

Where this Agreement contemplates that a Party may agree or consent to something (however it is described), the Party may:

(a)	agree or consent, or not agree or consent, [***]; and

(b)	agree or consent subject to conditions, unless this Agreement expressly contemplates otherwise, including by providing that such consent is not to be [***].

16.9	Relationship

Nothing in this Agreement is to be treated as creating a partnership or joint venture between the Parties under the laws of any applicable jurisdiction and no party may act or has any authority to act as agent of or in any way bind or commit the other party to any obligation.

16.10	Counterparts

This Agreement may be executed in counterparts which may be exchanged in facsimile or electronic form.

16.11	Attorneys

Each person who executes this Agreement on behalf of a Party under a power of attorney declares that he or she is not aware of any fact or circumstance that might affect his or her authority to do so under that power of attorney.

Schedule 1 - Project Details

[***]

Schedule 2 - Application of Definitions and Calculations

[***]

Schedule 3 - Development Plan

[***]

Schedule 4 - Patents

[***]

Execution

Executed as an agreement on

Executed by
Monash University

/s/ Professor Sharon Pickering
Authorised Representative

Professor Sharon Pickering
Name of Authorised Representative (please print)

04 March 2025
Date

Executed by
Seaport Therapeutics, Inc.

/s/ Daphne Zohar
Authorised Representative

Chief Executive Officer
Name of Authorised Representative (please print)

03 March 2025
Date